Exhibit 99.1

BOSTON OMAHA CORPORATION ANNOUNCES CLOSING OF PUBLIC OFFERING OF CLASS A COMMON STOCK, INCLUDING FULL EXERCISE OF UNDERWRITERS’ OPTION TO PURCHASE ADDITIONAL SHARES

Omaha, Nebraska, June 2, 2020 (Business Wire) – Boston Omaha Corporation (NASDAQ: BOMN) (“Boston Omaha” or the “Company”) today announced the closing of its previously announced underwritten public offering of its Class A common stock, par value $0.001 per share (“Class A common stock”), at a price to the public of $16.00 per share, for a total of 3,680,000 shares, including 480,000 shares issued as a result of the underwriters’ exercise in full of their over-allotment option, resulting in total gross proceeds to Boston Omaha from the offering of approximately $58.9 million. Adam Peterson and Alex Rozek, our Co-Chairmen, together with another director and an employee, have purchased (directly or through their affiliates), an aggregate of 39,375 shares of Class A common stock in the offering at the public offering price. All of the shares were offered by Boston Omaha.

Wells Fargo Securities and Cowen acted as joint lead book-running managers for the offering.

Boston Omaha is raising capital to fund the expansion of its recently acquired fiber-to-the-home broadband telecommunication business, to grow its Link billboard business through the acquisitions of additional billboard businesses, and for general corporate purposes. The Company has no current agreements, commitments or understandings for any specific acquisitions at this time.

A shelf registration statement on Form S-3 relating to the securities being sold in this offering was declared effective by the Securities and Exchange Commission (the “SEC”) on February 9, 2018. An electronic copy of the final prospectus supplement and accompanying prospectus relating to the offering are available on the SEC website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may also be obtained by visiting the SEC website at www.sec.gov or from Well Fargo Securities, LLC, Attention: Equity Syndicate Department, 500 West 33rd Street, New York, New York 10001, toll-free at (800) 326-5897 or email a request to cmclientsupport@wellsfargo.com, or from Cowen and Company, LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY,11717, Attn: Prospectus Department, by email at PostSaleManualRequests@broadridge.com or by telephone at (833) 297-2926.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Boston Omaha, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with three majority owned businesses engaged in outdoor advertising, surety insurance and broadband telecommunications services. The Company also maintains minority investments in a bank, a national residential homebuilder and commercial real estate services businesses.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the SEC. Copies of our SEC filings are available on our website at www. bostonomaha.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts:

Boston Omaha Corporation

Catherine Vaughan

617-875-8911

cathy@bostonomaha.com